UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 8, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement with Aequus Technologies Corp.

On October 8, 2009, WorldGate Communications, Inc. (“WGAT”) and Ojo Service LLC (“OJO Service”), a subsidiary of WGAT, entered into a letter agreement (the “Aequus Settlement Agreement”) with Snap Telecommunications, Inc. and Aequus Technologies Corp. (collectively, “Aequus”) to settle all past due obligations owed by Aequus to WGAT and its subsidiaries.

As of the date of the Aequus Settlement Agreement, Aequus had committed to purchase from WGAT and OJO Service, but had failed to pay for, 2,284 video phones.  In addition, WGAT, OJO Service and Aequus are parties to certain agreements relating to the settlement of prior disputes, escrowing of certain software code and the provision of certain services if new regulatory requirements become effective.

Pursuant to the Aequus Settlement Agreement,

•
all prior agreements between Aequus and any of its subsidiaries, on the one hand, and WGAT and any of its subsidiaries, on the other hand, have been terminated, including the License, Maintenance and Update Service Agreement, dated March 31, 2008, the Revised and Restated Amendment and Master Contract, dated March 31, 2008, and the Master Agreement, dated March 31, 2008;

•
none of Aequus, WGAT or their respective subsidiaries have any further liabilities or obligations under such prior agreements and each of Aequus and WGAT provided a mutual release of all prior claims between the parties;

•
WGAT provided Aequus a license to use certain WGAT intellectual property to support and operate video relay services and video remote interpreting services in the United States, Canada and Mexico solely with respect to video phones sold by WGAT to Aequus and paid for in full by Aequus;

•	WGAT agreed to provide to Aequus mutually agreed services as a result of any requirement of the Federal Communications Commission;

•
Aequus agreed to purchase and pay for 2,284 video phones (model OJO 900), to the extent WGAT has available inventory of such video phones, on a periodic basis through February 2011 pursuant to the terms of a reseller agreement with Ojo Video Phones LLC, a subsidiary of WGAT, which restricts the reselling by Aequus of video phones to end users in the United States, Canada and Mexico that have speech and/or hearing impairment and whose ability to engage in telephonic communication requires access to and use of video relay services and video remote interpreting services; and

•
any default by Aequus of its obligations under the Aequus Settlement Agreement will result in Aequus being required to pay all of its financial obligations being released under the Aequus Settlement Agreement less any amounts paid by Aequus under the Aequus Settlement Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Pursuant to the Aequus Settlement Agreement, all prior agreements between Aequus and any of its subsidiaries, on the one hand, and WGAT and any of its subsidiaries, on the other hand, have been terminated, including the License, Maintenance and Update Service Agreement, by and among WGAT, OJO Service and Aequus, dated March 31, 2008, the Revised and Restated Amendment and Master Contract, by and among WGAT, OJO Service and Aequus, dated March 31, 2008, and the Master Agreement, by and among WGAT, OJO Service and Aequus dated March 31, 2008.

•	Pursuant to the License, Maintenance and Update Service Agreement, by and among WGAT, OJO Service and Aequus, dated March 31, 2008,

o
WGAT and OJO Service had agreed to provide certain licenses to intellectual property to Aequus and to place in escrow a copy of all source and object code of the software programs relating to the operation of WGAT’s video phones; and

o
Aequus had agreed to pay a license fee (not to exceed $50,000 in any year), a maintenance and update services fee (not to exceed $350,000 in any year), and a tier 2 support services fee.  As of the date of the Aequus Settlement Agreement, Aequus owed WGAT and OJO Service approximately $43,000 in aggregate for these fees.

•
Pursuant to the Revised and Restated Amendment and Master Contract, by and among WGAT, OJO Service and Aequus, dated March 31, 2008, certain historical agreements between the parties were amended to provide additional rights to Aequus and at the same time modernizing the historical agreements between the parties.

•
Pursuant to the Master Agreement, by and among WGAT, OJO Service and Aequus dated March 31, 2008, the parties agreed on the payment and purchase terms for various video phone purchases and settled various disputes between the parties.

The Letter Agreement, dated October 8, 2009, by and among Snap Telecommunications, Inc., Aequus Technologies Corp., WorldGate Communications, Inc. and OJO Service LLC, filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated October 8, 2009, by and among Snap Telecommunications, Inc., Aequus Technologies Corp., WorldGate Communications, Inc. and OJO Service LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: October 15, 2009	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated October 8, 2009, by and among Snap Telecommunications, Inc., Aequus Technologies Corp., WorldGate Communications, Inc. and OJO Service LLC